Bank of Hawaii Corporation First Quarter 2005 Financial Results

• Diluted Earnings Per Share $0.83, Up 20% From 2004

• Net Income $45.5 Million, Up 14% From 2004

• Board of Directors Increases Share Repurchase Authorization $100 Million

• Board of Directors Declares Dividend of $0.33 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 25, 2005) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.83 for the first quarter of 2005, an increase from diluted earnings per share of $0.82 in the fourth quarter of 2004 and an increase from $0.69 in the first quarter of 2004. Net income for the first quarter of 2005 was $45.5 million, down $0.7 million or 1.6 percent from net income of $46.2 million in the previous quarter and up $5.7 million or 14.4 percent from $39.8 million reported in the same quarter last year.

Return on average assets for the first quarter of 2005 was 1.88 percent, down slightly from 1.89 percent in the fourth quarter of 2004, and up from 1.65 percent in the first quarter of 2004. Return on average equity was 23.66 percent for the first quarter of 2005, up from 23.63 percent in the previous quarter and up from 19.98 percent in the same quarter last year.

“I am very pleased with Bank of Hawaii Corporation’s strong financial performance during the first quarter of 2005,” said Allan R. Landon, Chairman and CEO. “We’ve been able to continue the momentum we established last year, our businesses are growing and our focus on customer service is really making a difference in building value at Bank of Hawaii.”

Results for the fourth quarter of 2004 included a return to income of $6.5 million before tax ($4.1 million after tax or $0.07 per diluted share), resulting from a release of the allowance for loan and lease losses due to improvement in the Company’s credit quality and strong economic conditions. Excluding the release of reserves, results for the first quarter of 2005 increased $3.4 million or $0.08 per diluted share from the previous quarter.

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Bank of Hawaii Corporation First Quarter 2005 Financial Results

Financial Highlights

Net interest income, on a taxable equivalent basis, for the first quarter of 2005 was $100.7 million, up $0.7 million from $100.0 million in the fourth quarter of 2004 and up $4.6 million from $96.1 million in the first quarter last year. The increase in net interest income from the fourth quarter of 2004 was largely due to growth in total loans. The increase in net interest income from the first quarter of 2004 was largely due to higher volume in the investment portfolio. An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.43 percent for the first quarter of 2005, a 3 basis point increase from 4.40 percent in the previous quarter and a 13 basis point increase from 4.30 percent in the first quarter of 2004.

The Company did not recognize a provision for loan and lease losses during the first quarter of 2005 or during the first quarter of 2004. As previously mentioned, the Company returned to income $6.5 million from a release of the allowance for loan and lease losses during the fourth quarter of 2004.

Non-interest income was $52.3 million for the first quarter of 2005, an increase of $4.0 million or 8.2 percent compared to non-interest income of $48.4 million in the fourth quarter of 2004. Nearly every category experienced growth during the quarter. Compared to the same quarter last year non-interest income was up $3.5 million or 7.1 percent.

Non-interest expense was $80.9 million in the first quarter of 2005, down $1.2 million or 1.5 percent from non-interest expense of $82.1 million in the previous quarter and down $2.2 million or 2.6 percent from $83.0 million in the same quarter last year. Included in the first quarter of 2005 was a $1.1 million gain on the sale of a foreclosed property. Separately, the Company recognized a $1.3 million impairment of goodwill related to its insurance business. An analysis of salary and benefit expenses is included in Table 7.

The efficiency ratio for the first quarter of 2005 was 52.86 percent, an improvement from 55.37 percent in the previous quarter and from 57.31 percent in the same quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Previously reported results have been reclassified to conform to current methodologies. Business segment performance details are summarized in Table 11.

Asset Quality

Bank of Hawaii Corporation’s overall asset quality continued to improve when compared to prior quarters. Non-performing assets were $13.4 million at the end of the first quarter of 2005, a decrease of $0.5 million, or 3.6 percent, compared to non-performing assets of $13.9 million at the end of the previous quarter. Non-performing assets declined $14.5 million, or 52.0 percent, compared to $27.9 million at the end of the same quarter last year. At March 31, 2005 the ratio of non-performing assets to total loans, foreclosed real estate, and other investments was 0.22 percent compared with 0.23 percent at December 31, 2004 and 0.49 percent at March 31, 2004.

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Bank of Hawaii Corporation First Quarter 2005 Financial Results

Non-accrual loans were $12.5 million at March 31, 2005, a reduction of $1.2 million, or 8.6 percent, from $13.7 million at December 31, 2004 and down $11.0 million, or 46.7 percent, from $23.5 million at March 31, 2004. Non-accrual loans as a percentage of total loans were 0.21 percent at March 31, 2005, down from 0.23 percent at December 31, 2004 and down from 0.41 percent at March 31, 2004.

Net charge-offs for the first quarter of 2005 were $3.7 million, or 0.25 percent (annualized) of total average loans, compared to $4.6 million, or 0.31 percent (annualized) of total average loans in the fourth quarter of 2004. Net charge-offs during the first quarter of 2004 were $1.9 million, or 0.13 percent (annualized) of total average loans. Net charge-offs in the first quarter of 2005 were comprised of $5.8 million in charge-offs partially offset by recoveries of $2.1 million.

The allowance for loan and lease losses was $105.0 million at March 31, 2005, down from $106.8 million at December 31, 2004 and down from $127.2 million at March 31, 2004. The decrease in the allowance from the previous year is largely due to $10.0 million returned to income from releases of the allowance for loan and lease losses during 2004. In addition, during the fourth quarter of 2004, $6.8 million was reclassified from the allowance for loan and lease losses to other liabilities representing the estimate for probable credit losses inherent in unfunded commitments to extend credit. The $1.8 million decrease in the allowance from the previous quarter was primarily due to net charge-offs of $3.7 million. The allowance for unfunded commitments at March 31, 2005 was $4.9 million, down from $6.8 million at December 31, 2004.

The ratio of the allowance for loan and lease losses to total loans was 1.75 percent at March 31, 2005, down slightly from 1.78 percent at December 31, 2004 and down from 2.23 percent at March 31, 2004. If the allowance for unfunded commitments had been reclassified at March 31, 2004, the ratio of the allowance for loan and lease losses to total loans would have been 2.12 percent.

Credit exposure to the air transportation industry is summarized in Table 8.

Other Financial Highlights

Total assets were $9.91 billion at March 31, 2005, up from $9.77 billion at December 31, 2004 and down from $10.01 billion at March 31, 2004. Total loans and leases were $6.02 billion at March 31, 2005, up from $5.99 billion at December 31, 2004 and up from $5.71 billion at March 31, 2004. Commercial loans outstanding decreased slightly from the previous quarter as payoffs exceeded originations due to the continued strong economy and liquidity in the Hawaii market. Total commercial loans were $2.10 billion at March 31, 2005, down from $2.11 billion at December 31, 2004 and up from $2.04 billion at March 31, 2004. Consumer lending remained strong during the quarter. Total consumer loans were $3.91 billion at March 31, 2005, up from $3.87 billion at the end of the previous quarter and up from $3.68 billion at March 31, 2004. Total deposits at March 31, 2005 were $7.76 billion, up from $7.56 billion at December 31, 2004 and up from $7.36 billion at March 31, 2004.

During the first quarter of 2005, Bank of Hawaii Corporation repurchased 2.4 million shares of common stock at a total cost of $112.6 million under its share repurchase program. The average cost was $47.52 per share. From the beginning of the share repurchase program in July 2001 through March 31, 2005, the Company repurchased a total of 37.3 million shares and returned a total of $1.2 billion to the shareholders at an average cost of $32.17 per share.

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Bank of Hawaii Corporation First Quarter 2005 Financial Results

The Company’s Board of Directors has increased the authorization under the share repurchase program by an additional $100 million. This new authorization, combined with the previously announced authorizations of $1.25 billion, brings the total repurchase authority to $1.35 billion. From April 1, 2005 through April 22, 2005, the Company repurchased an additional 0.5 million shares of common stock at an average cost of $45.16 per share. Remaining buyback authority under the share repurchase program was $127.2 million at April 22, 2005.

The Company’s capital and liquidity remain strong. At March 31, 2005 the Tier 1 leverage ratio was 7.42 percent compared to 8.29 percent at December 31, 2004 and 7.88 percent at March 31, 2004.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.33 per share on the Company’s outstanding shares. The dividend will be payable on June 14, 2005 to shareholders of record at the close of business on May 31, 2005.

Financial Outlook

Bank of Hawaii Corporation revised its earnings estimate and now believes that net income for the full year of 2005 should be approximately $176 million to $179 million. Net income estimates for 2005 include a $10 million provision for loan and lease losses. An analysis of credit quality is performed quarterly to determine the adequacy of the allowance for loan and lease losses. The results of this analysis determine the timing and amount of the provision for loan and lease losses. Earnings per share and return on equity projections continue to be dependent upon, among other things, the terms and timing of share repurchases.

Conference Call Information

The Company will review its first quarter 2005 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time). The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com . The conference call number is 800-599-9829 in the United States or 617-847-8703 for international callers. No confirmation code is required to access the call. A replay will be available for one week beginning Monday, April 25, 2005 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 47730945 when prompted. A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Economy

Hawaii experienced new record heights for tourism volumes, home prices and payroll employment during the first quarter of 2005. Unemployment held steady at a seasonally-adjusted 3.0 percent. Inflation for 2004 was reported to be 3.3 percent, only slightly higher than the national rate. Renewed tourism growth in early 2005 augmented continuing strength in residential investment.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation First Quarter 2005 Financial Results

Forward-Looking Statements

This news release, including the statements under the caption “Financial Outlook,” contains forward-looking statements concerning, among other things, the economic and business environment in our service area and elsewhere, credit quality, the expected level of loan and lease loss provisioning, anticipated net income and other financial and business matters in future periods. Our forward-looking statements are based on numerous assumptions, any of which could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases and repayment of maturing debt; 5) inability to achieve expected benefits of our business process improvements; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations. We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

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Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts)	2005	2004

At March 31,
Balance Sheet Totals
Total Assets	$9,908,030	$10,013,442
Net Loans	5,910,784	5,587,811
Deposits	7,760,662	7,363,922
Long-Term Debt	242,656	319,833
Shareholders’ Equity	716,656	785,768

Average Assets	9,845,765	9,677,903
Average Loans and Leases	6,000,572	5,742,368
Average Deposits	7,687,798	7,319,902
Average Shareholders’ Equity	780,271	801,247

Three Months Ended March 31,
Operating Results
Interest Income	$120,158	$111,756
Net Interest Income	100,658	96,031
Net Income	45,522	39,799
Basic Earnings Per Share	0.85	0.73
Diluted Earnings Per Share	0.83	0.69
Dividends Declared Per Share	0.33	0.30

Performance Ratios
Net Income to Average Total Assets (ROA)	1.88%	1.65%
Net Income to Average Shareholders’ Equity (ROE)	23.66	19.98
Net Interest Margin [1]	4.43	4.30
Efficiency Ratio [2]	52.86	57.31
Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.75	2.23
Dividend Payout Ratio	38.82	41.10
Book Value Per Common Share	13.57	14.49
Average Equity to Average Assets	7.92	8.28
Leverage Ratio	7.42	7.88

Employees (FTE)	2,593	2,703
Branches and offices	87	89

Market Price Per Share of Common Stock for the Quarter Ended:
Closing	$45.26	$46.33
High	$50.95	$47.45
Low	$44.33	$41.75

1 The net interest margin is defined as net interest income, annualized and on a fully-taxable equivalent basis, as a percentage of average earning assets.

2 The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended March 31,

(dollars in thousands except per share amounts)	2005	2004 [1]
Interest Income
Interest and Fees on Loans and Leases	$86,467	$81,428
Income on Investment Securities — Available for Sale	27,319	20,846
Income on Investment Securities — Held to Maturity	5,825	6,976
Deposits	23	1,231
Funds Sold	75	417
Other	449	858
Total Interest Income	120,158	111,756
Interest Expense
Deposits	11,604	9,200
Securities Sold Under Agreements to Repurchase	3,325	1,926
Funds Purchased	733	231
Short-Term Borrowings	32	15
Long-Term Debt	3,806	4,353
Total Interest Expense	19,500	15,725
Net Interest Income	100,658	96,031
Provision for Loan and Lease Losses	—	—
Net Interest Income After Provision for Loan and Lease Losses	100,658	96,031
Non-Interest Income
Trust and Asset Management	14,622	13,864
Mortgage Banking	2,590	1,977
Service Charges on Deposit Accounts	10,179	9,950
Fees, Exchange, and Other Service Charges	13,836	13,239
Insurance	5,788	4,658
Other	5,300	5,154
Total Non-Interest Income	52,315	48,842
Non-Interest Expense
Salaries and Benefits	44,769	46,001
Net Occupancy Expense	9,545	9,386
Net Equipment Expense	5,471	5,964
Other	21,078	21,671
Total Non-Interest Expense	80,863	83,022
Income Before Income Taxes	72,110	61,851
Provision for Income Taxes	26,588	22,052
Net Income	$45,522	$39,799
Basic Earnings Per Share	$0.85	$0.73
Diluted Earnings Per Share	$0.83	$0.69
Dividends Declared Per Share	$0.33	$0.30
Basic Weighted Average Shares	53,401,787	54,286,648
Diluted Weighted Average Shares	55,020,050	57,746,520

1 Certain 2004 information has been reclassified to conform to 2005 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

	March 31,	December 31,	March 31,
(dollars in thousands)	2005	2004	2004

Assets
Interest-Bearing Deposits	$ 5,897	$ 4,592	$ 479,882
Investment Securities —Available for Sale	2,495,447	2,483,719	1,995,713
Investment Securities — Held to Maturity (Market Value of $547,764, $585,836, and $719,308)	558,834	589,908	717,867
Funds Sold	558,834	21,000	255,000
Loans Held for Sale	20,897	17,642	67,328
Loans and Leases	6,015,790	5,986,930	5,714,996
Allowance for Loan and Lease Losses	(105,006)	(106,796)	(127,185)
Net Loans	5,910,784	5,880,134	5,587,811
Total Earning Assets	9,061,859	8,996,995	9,103,601
Cash and Non-Interest-Bearing Deposits	306,852	225,359	313,090
Premises and Equipment	141,615	146,095	155,488
Customers’ Acceptance Liability	1,054	1,406	1,844
Accrued Interest Receivable	38,427	36,044	34,658
Foreclosed Real Estate	183	191	4,416
Mortgage Servicing Rights	18,510	18,769	21,138
Goodwill	34,959	36,216	36,216
Other Assets	304,571	305,116	342,991
Total Assets	$ 9,908,030	$ 9,766,191	$ 10,013,442
Liabilities
Deposits
Non-Interest-Bearing Demand	$ 1,943,616	$ 1,977,703	$ 1,915,678
Interest-Bearing Demand	1,702,158	1,536,323	1,407,494
Savings	2,968,624	2,960,351	2,888,877
Time	1,146,264	1,090,290	1,151,873
Total Deposits	7,760,662	7,564,667	7,363,922
Securities Sold Under Agreements to Repurchase	664,206	568,981	1,039,204
Funds Purchased	76,100	149,635	98,370
Short-Term Borrowings	8,376	15,000	11,349
Banker’s Acceptances Outstanding	1,054	1,406	1,844
Retirement Benefits Payable	66,233	65,708	62,298
Accrued Interest Payable	7,669	7,021	6,978
Taxes Payable and Deferred Taxes	274,164	229,928	228,785
Other Liabilities	90,254	96,373	95,091
Long-Term Debt	242,656	252,638	319,833
Total Liabilities	9,191,374	8,951,357	9,227,674
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: March 2005 81,711,752 / 52,826,818, December 2004 — 81,711,752 / 54,960,857, March 2004 — 81,641,545 / 54,216,350	815	813	807
Capital Surplus	453,227	450,998	396,335
Accumulated Other Comprehensive Income (Loss)	(33,469)	(12,917)	4,289
Retained Earnings	1,310,070	1,282,425	1,222,602
Deferred Stock Grants	(8,145)	(8,433)	(7,594)
Treasury Stock, at Cost (Shares: March 2005 — 28,884,934,
December 2004 — 26,750,895, March 2004 — 27,425,195)	(1,005,842)	(898,052)	(830,671)
Total Shareholders’ Equity	716,656	814,834	785,768
Total Liabilities and Shareholders’ Equity	$ 9,908,030	$ 9,766,191	$ 10,013,442

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

				Accum.
				Other
				Compre-
				hensive		Deferred		Compre-
		Common	Capital	Income	Retained	Stock	Treasury	hensive
(dollars in thousands)	Total	Stock	Surplus	(Loss)	Earnings	Grants	Stock	Income

Balance at December 31, 2004	$814,834	$813	$450,998	$(12,917)	$1,282,425	$(8,433)	$(898,052)
Comprehensive Income:
Net Income	45,522	—	—	—	45,522	—	—	$45,522
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(20,552)	—	—	(20,552)	—	—	—	(20,552)
Total Comprehensive Income								$24,970
Common Stock Issued under Stock Plans and Related Tax Benefits (278,339 shares)	9,027	2	2,229	—	(282)	288	6,790
Treasury Stock Purchased (2,411,752 shares)	(114,580)	—	—	—	—	—	(114,580)
Cash Dividends Paid	(17,595)	—	—	—	(17,595)	—	—
Balance at March 31, 2005	$716,656	$815	$453,227	$(33,469)	$1,310,070	$(8,145)	$(1,005,842)

Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)
Comprehensive Income:
Net Income	39,799	—	—	—	39,799	—	—	$39,799
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	10,000	—	—	10,000	—	—	—	10,000
Total Comprehensive Income								$49,799

Common Stock Issued under Stock Plans and Related Tax Benefits (611,820 shares)	18,482	—	4,634	—	144	715	12,989
Treasury Stock Purchased (1,323,050 shares)	(59,227)	—	—	—	—	—	(59,227)
Cash Dividends Paid	(16,418)	—	—	—	(16,418)	—	—
Balance at March 31, 2004	$785,768	$807	$396,335	$4,289	$1,222,602	$(7,594)	$(830,671)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended March 31, 2005			Three Months Ended December 31, 2004 [1]			Three Months Ended March 31, 2004 [1]

(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$4.8	$—	1.93%	$21.0	$0.1	2.05%	$249.6	$1.2	1.98%
Funds Sold	12.6	0.1	2.37	74.3	0.4	1.92	168.9	0.4	0.99
Investment Securities
Available for Sale	2,491.1	27.4	4.40	2,444.9	26.4	4.32	1,988.5	20.8	4.20
Held to Maturity	574.6	5.8	4.06	615.1	6.1	4.00	719.6	7.0	3.88
Loans Held for Sale	13.2	0.2	5.40	15.9	0.2	5.72	15.4	0.2	5.33
Loans and Leases [2]
Commercial and Industrial	904.3	13.2	5.90	790.7	11.4	5.71	844.5	10.1	4.81
Construction	124.1	1.7	5.44	115.2	1.5	5.10	100.4	1.1	4.31
Commercial Mortgage	605.9	8.5	5.73	624.4	8.6	5.47	634.1	8.6	5.45
Residential Mortgage	2,332.1	32.6	5.59	2,304.9	32.3	5.61	2,317.5	33.3	5.75
Installment	736.8	15.0	8.27	721.1	15.4	8.51	650.9	14.3	8.84
Home Equity	678.8	9.5	5.65	632.6	8.4	5.25	489.2	5.8	4.75
Purchased Home Equity	116.8	1.0	3.54	134.4	1.2	3.71	204.9	2.7	5.18
Lease Financing	501.8	4.8	3.88	511.1	5.1	3.97	500.9	5.4	4.33
Total Loans and Leases	6,000.6	86.3	5.80	5,834.4	83.9	5.73	5,742.4	81.3	5.68
Other	53.9	0.4	3.38	60.7	0.3	1.74	77.5	0.9	4.45
Total Earning Assets [3]	9,150.8	120.2	5.29	9,066.3	117.4	5.17	8,961.9	111.8	5.00
Cash and Non-Interest-Bearing Deposits	315.6			307.5			327.6
Other Assets	379.4			369.2			388.4
Total Assets	$9,845.8			$9,743.0			$9,677.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,618.1	1.7	0.42	$1,500.0	1.3	0.33	$1,370.0	0.5	0.15
Savings	2,972.3	4.4	0.60	2,998.5	3.6	0.48	2,871.6	3.3	0.46
Time	1,114.7	5.5	2.02	1,063.7	5.1	1.92	1,188.8	5.4	1.83
Total Interest-Bearing Deposits	5,705.1	11.6	0.82	5,562.2	10.0	0.71	5,430.4	9.2	0.68
Short-Term Borrowings	706.2	4.1	2.35	776.0	3.5	1.82	862.3	2.2	1.01
Long-Term Debt	248.7	3.8	6.14	252.6	3.9	6.16	320.9	4.3	5.44
Total Interest-Bearing Liabilities	6,660.0	19.5	1.19	6,590.8	17.4	1.05	6,613.6	15.7	0.96
Net Interest Income		$100.7			$100.0			$96.1
Interest Rate Spread	4.10%		4.04%
Net Interest Margin	4.43%	4.40%	4.30%
Non-Interest-Bearing Demand Deposits	1,982.7			1,954.2			1,889.5
Other Liabilities	422.8			419.4			373.6
Shareholders’ Equity	780.3			778.6			801.2
Total Liabilities and Shareholders’ Equity	$9,845.8			$9,743.0			$9,677.9

1 Certain 2004 information has been reclassified to conform to 2005 presentation.

2 Non-performing loans are included in the respective average loan balances. Income, if any, on such loans is recognized on a cash basis.

3 Interest income includes taxable-equivalent basis adjustment based upon a statutory tax rate of 35%.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)	Table 6

	Three Months Ended March 31, 2005 Compared to December 31, 2004
(dollars in millions)	Volume [1]	Rate [1]	Time [1]	Total
Change in Interest Income:
Interest-Bearing Deposits	$(0.1)	$—	$—	$(0.1)
Funds Sold	(0.4)	0.1	—	(0.3)
Investment Securities
Available for Sale	0.5	0.5	—	1.0
Held to Maturity	(0.4)	0.1	—	(0.3)
Loans and Leases
Commercial and Industrial	1.7	0.3	(0.2)	1.8
Construction	0.1	0.1	—	0.2
Commercial Mortgage	(0.3)	0.4	(0.2)	(0.1)
Residential Mortgage	0.4	(0.1)	—	0.3
Installment	0.3	(0.4)	(0.3)	(0.4)
Home Equity	0.7	0.6	(0.2)	1.1
Purchased Home Equity	(0.2)	—	—	(0.2)
Lease Financing	(0.1)	(0.1)	(0.1)	(0.3)
Total Loans and Leases	2.6	0.8	(1.0)	2.4
Other	(0.1)	0.2	—	0.1
Total Change in Interest Income	2.1	1.7	(1.0)	2.8

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	0.3	—	0.4
Savings	—	0.9	(0.1)	0.8
Time	0.2	0.3	(0.1)	0.4
Total Interest-Bearing Deposits	0.3	1.5	(0.2)	1.6
Short-Term Borrowings	(0.3)	1.0	(0.1)	0.6
Long-Term Debt	(0.1)	—	—	(0.1)
Total Change in Interest Expense	(0.1)	2.5	(0.3)	2.1
Change in Net Interest Income	$2.2	$(0.8)	$(0.7)	$0.7

1 The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended March 31,

(dollars in thousands)	2005	2004

Salaries	$26,053	$27,204
Incentive Compensation	3,968	3,816
Stock-Based Compensation	1,715	2,896
Commission Expense	2,252	1,627
Retirement and Other Benefits	4,768	4,357
Payroll Taxes	3,453	3,430
Medical, Dental, and Life Insurance	2,231	2,104
Separation Expense	329	567
Total Salaries and Benefits	$44,769	$46,001

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 8

	March 31, 2005	December 31, 2004 [1]	March 31, 2004 [1]
(dollars in thousands)

Commercial
Commercial and Industrial	$918,878	$909,264	$822,655
Commercial Mortgage	609,689	602,678	650,565
Construction	107,403	122,355	91,002
Lease Financing	468,349	479,100	474,288
Total Commercial	2,104,319	2,113,397	2,038,510
Consumer
Residential Mortgage	2,342,062	2,326,385	2,273,333
Home Equity	694,261	657,164	510,378
Purchased Home Equity	109,632	122,728	191,066
Other Consumer	734,836	734,721	666,893
Lease Financing	30,680	32,535	34,816
Total Consumer	3,911,471	3,873,533	3,676,486
Total Loans and Leases	$6,015,790	$5,986,930	$5,714,996

Air Transportation Credit Exposure (Unaudited)

	March 31, 2005			Dec. 31, 2004	Mar. 31, 2004
	Outstanding	Unused Commitments	Total Exposure	Total Exposure	Total Exposure
(dollars in thousands)
Air Transportation
United States Regional Passenger Carriers	$40,388	$10,131	$50,519	$52,764	$58,176
United States National Passenger Carriers	39,834	—	39,834	39,594	37,413
Passenger Carriers Based Outside United States	24,888	—	24,888	25,910	30,475
Cargo Carriers	13,475	—	13,475	13,771	14,122
Total Air Transportation	$118,585	$10,131	$128,716	$132,039	$140,186

Exposure includes loans, leveraged leases and operating leases.

1 Certain 2004 information has been reclassified to conform to 2005 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2005	2004	2004	2004	2004

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$470	$683	$775	$680	$6,009
Commercial Mortgage	1,922	2,106	5,552	5,649	7,388
Lease Financing	2,418	2,973	1,913	1,948	1,962
Total Commercial	4,810	5,762	8,240	8,277	15,359
Consumer
Residential Mortgage	7,503	7,688	7,278	7,688	7,685
Home Equity	185	218	251	306	406
Total Consumer	7,688	7,906	7,529	7,994	8,091
Total Non-Accrual Loans	12,498	13,668	15,769	16,271	23,450
Foreclosed Real Estate	183	191	208	4,889	4,416
Other Investments	684	—	—	—	—
Total Non-Performing Assets	$13,365	$13,859	$15,977	$21,160	$27,866

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$29	$52	$65	$19	$707
Commercial Mortgage	2,243	—	688	693	702
Total Commercial	2,272	52	753	712	1,409
Consumer
Residential Mortgage	604	387	2,588	698	595
Purchased Home Equity	70	183	97	32	107
Other Consumer	1,417	1,433	1,533	1,142	1,180
Lease Financing	—	30	32	57	—
Total Consumer	2,091	2,033	4,250	1,929	1,882
Total Accruing Loans Past Due 90 Days or More	$4,363	$2,085	$5,003	$2,641	$3,291

Total Loans and Leases	$6,015,790	$5,986,930	$5,815,575	$5,787,314	$5,714,996

Ratio of Non-Accrual Loans to Total Loans	0.21%	0.23%	0.27%	0.28%	0.41%

Ratio of Non-Performing Assets to Total Loans, Foreclosed
Real Estate and Other Investments	0.22%	0.23%	0.27%	0.37%	0.49%

Ratio of Non-Performing Assets and Accruing Loans
Past Due 90 Days or More to Total Loans	0.29%	0.27%	0.36%	0.41%	0.55%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$13,859	$15,977	$21,160	$27,866	$31,724
Additions	2,796	5,164	2,094	3,909	3,293
Reductions
Payments	(2,202)	(6,435)	(1,386)	(4,232)	(4,555)
Return to Accrual	(698)	(456)	(1,122)	(2,700)	(1,444)
Sales of Foreclosed Assets	(129)	(206)	(682)	(147)	(310)
Charge-offs/Write-downs	(261)	(185)	(88)	(3,536)	(842)
Transfer to Premises	—	—	(3,999)	—	—
Total Reductions	(3,290)	(7,282)	(7,277)	(10,615)	(7,151)
Balance at End of Quarter	$13,365	$13,859	$15,977	$21,160	$27,866

Bank of Hawaii Corporation and Subsidiaries
Consolidated Reserve for Credit Losses (Unaudited)	Table 10

	Three Months Ended
(dollars in thousands)	March 31, 2005	December 31, 2004	March 31, 2004

Balance at Beginning of Period	$113,596	$124,651	$129,080
Loans Charged-Off
Commercial
Commercial and Industrial	574	465	387
Commercial Mortgage	—	—	574
Lease Financing	—	774	228
Consumer
Residential Mortgage	315	128	145
Purchased Home Equity	292	343	90
Other Consumer	4,582	4,903	4,655
Lease Financing	34	47	36
Total Loans Charged-Off	5,797	6,660	6,115
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	541	542	980
Commercial Mortgage	62	119	689
Construction	—	—	435
Lease Financing	32	1	15
Consumer
Residential Mortgage	106	109	294
Home Equity	25	5	39
Purchased Home Equity	35	16	—
Other Consumer	1,287	1,267	1,663
Lease Financing	19	23	55
Foreign	—	23	50
Total Recoveries on Loans Previously Charged-Off	2,107	2,105	4,220
Net Loan Charge-Offs	(3,690)	(4,555)	(1,895)
Provision for Loan and Lease Losses	—	(6,500)	—
Balance at End of Period [1]	$109,906	$113,596	$127,185

Components
Allowance for Loan and Lease Losses	$105,006	$106,796	$127,185
Reserve for Unfunded Commitments 2	4,900	6,800	—
Total Reserve for Credit Losses	$109,906	$113,596	$127,185

Average Loans Outstanding	$6,000,572	$5,834,379	$5,742,368

Ratio of Net Loan Charge-Offs to Average Loans Outstanding (annualized)	0.25%	0.31%	0.13%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding [2]	1.75%	1.78%	2.23%

 1 Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

2 The reclassification of the reserve for unfunded commitments to other liabilities occurred in the fourth quarter of 2004 on a prospective basis. Thus, March 31, 2004 allowance or loan and lease losses and reserve for unfunded commitments were reported together. At March 31, 2004, the reserve for unfunded commitments was $6.2 million.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total

Three Months Ended March 31, 2005
Net Interest Income	$52,351	$34,562	$2,888	$10,857	$100,658
Provision for Loan and Lease Losses	3,485	416	—	(3,901)	—
Net Interest Income After Provision for Loan and Lease Losses	48,866	34,146	2,888	14,758	100,658
Non-Interest Income	24,242	11,531	14,626	1,916	52,315
	73,108	45,677	17,514	16,674	152,973
Non-Interest Expense	(43,049)	(22,560)	(13,219)	(2,035)	(80,863)
Income Before Income Taxes	30,059	23,117	4,295	14,639	72,110
Provision for Income Taxes	(11,122)	(8,598)	(1,590)	(5,278)	(26,588)
Allocated Net Income	18,937	14,519	2,705	9,361	45,522
Allowance Funding Value	(162)	(602)	(6)	770	—
GAAP Provision	3,485	416	—	(3,901)	—
Economic Provision	(3,505)	(2,458)	(90)	(2)	(6,055)
Tax Effect of Adjustments	67	978	36	1,159	2,240
Income Before Capital Charge	18,822	12,853	2,645	7,387	41,707
Capital Charge	(5,456)	(4,636)	(1,341)	(10,027)	(21,460)
Net Income (Loss) After Capital Charge (NIACC)	$13,366	$8,217	$1,304	$(2,640)	$20,247

RAROC (ROE for the Company)	38%	31%	22%	20%	24%

Total Assets at March 31, 2005	$3,796,459	$2,390,204	$137,698	$3,583,669	$9,908,030

Three Months Ended March 31, 2004 [1]
Net Interest Income	$50,157	$34,019	$2,812	$9,043	$96,031
Provision for Loan and Lease Losses	2,747	(253)	49	(2,543)	—
Net Interest Income After Provision for Loan and Lease Losses	47,410	34,272	2,763	11,586	96,031
Non-Interest Income	21,016	10,432	14,442	2,952	48,842
	68,426	44,704	17,205	14,538	144,873
Non-Interest Expense	(43,217)	(23,144)	(13,030)	(3,631)	(83,022)
Income Before Income Taxes	25,209	21,560	4,175	10,907	61,851
Provision for Income Taxes	(9,327)	(7,958)	(1,545)	(3,222)	(22,052)
Allocated Net Income	15,882	13,602	2,630	7,685	39,799
Allowance Funding Value	(128)	(737)	(8)	873	—
GAAP Provision	2,747	(253)	49	(2,543)	—
Economic Provision	(3,396)	(2,777)	(94)	(4)	(6,271)
Tax Effect of Adjustments	287	1,394	20	620	2,321
Income Before Capital Charge	15,392	11,229	2,597	6,631	35,849
Capital Charge	(5,771)	(5,266)	(1,283)	(9,720)	(22,040)
Net Income (Loss) After Capital Charge (NIACC)	$9,621	$5,963	$1,314	$(3,089)	$13,809

RAROC (ROE for the Company)	29%	24%	22%	25%	20%

Total Assets at March 31, 2004	$3,694,709	$2,295,748	$116,791	$3,906,194	$10,013,442

1 Certain 2004 information has been reclassified to conform to 2005 presentation.

 Bank of Hawaii Corporation and Subsidiaries

Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
(dollars in thousands except per share amounts)	March 31, 2005	December 31, 2004	September 30, 2004 [1]	June 30, 2004 [1]	March 31, 2004 [1]

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$86,467	$84,100	$82,079	$80,346	$81,428
Income on Investment Securities— Available for Sale	27,319	26,394	24,543	21,745	20,846
Income on Investment Securities — Held to Maturity	5,825	6,147	6,370	6,711	6,976
Deposits	23	107	496	1,646	1,231
Funds Sold	75	356	108	177	417
Other	449	267	801	865	858
Total Interest Income	120,158	117,371	114,397	111,490	111,756
Interest Expense
Deposits	11,604	9,993	8,990	8,560	9,200
Securities Sold Under Agreements to Repurchase	3,325	3,120	2,085	2,222	1,926
Funds Purchased	733	395	683	506	231
Short-Term Borrowings	32	39	15	13	15
Long-Term Debt	3,806	3,893	3,845	4,340	4,353
Total Interest Expense	19,500	17,440	15,618	15,641	15,725
Net Interest Income	100,658	99,931	98,779	95,849	96,031
Provision for Loan and Lease Losses	—	(6,500)	—	(3,500)	—
Net Interest Income After Provision for Loan and Lease Losses	100,658	106,431	98,779	99,349	96,031
Non-Interest Income
Trust and Asset Management	14,622	13,934	12,672	12,995	13,864
Mortgage Banking	2,590	1,516	1,711	2,808	1,977
Service Charges on Deposit Accounts	10,179	10,155	9,472	9,540	9,950
Fees, Exchange, and Other Service Charges	13,836	13,684	13,741	14,243	13,239
Investment Securities Gains (Losses)	—	(757)	—	(37)	—
Insurance	5,788	4,234	5,423	4,926	4,658
Other	5,300	5,584	10,035	10,373	5,154
Total Non-Interest Income	52,315	48,350	53,054	54,848	48,842
Non-Interest Expense
Salaries and Benefits	44,769	45,043	46,566	46,689	46,001
Net Occupancy Expense	9,545	9,606	9,812	9,543	9,386
Net Equipment Expense	5,471	6,316	5,847	5,799	5,964
Other	21,078	21,138	21,965	23,094	21,671
Total Non-Interest Expense	80,863	82,103	84,190	85,125	83,022
Income Before Income Taxes	72,110	72,678	67,643	69,072	61,851
Provision for Income Taxes	26,588	26,437	24,576	24,840	22,052
Net Income	$45,522	$46,241	$43,067	$44,232	$39,799

Basic Earnings Per Share	$0.85	$0.86	$0.82	$0.84	$0.73
Diluted Earnings Per Share	$0.83	$0.82	$0.78	$0.79	$0.69

Balance Sheet Totals
Total Assets	$9,908,030	$9,766,191	$9,594,809	$9,688,769	$10,013,442
Net Loans	5,910,784	5,880,134	5,690,924	5,662,410	5,587,811
Total Deposits	7,760,662	7,564,667	7,413,240	7,469,288	7,363,922
Total Shareholders’ Equity	716,656	814,834	756,707	699,438	785,768

Performance Ratios
Net Income to Average Total Assets (ROA)	1.88%	1.89%	1.77%	1.80%	1.65%
Net Income to Average Shareholders’ Equity (ROE)	23.66	23.63	23.42	24.28	19.98
Efficiency Ratio [2]	52.86	55.37	55.45	56.49	57.31

1 Certain 2004 information has been reclassified to conform to 2005 presentation.

2 The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non- interest income).